Exhibit 1.01
Conflict Minerals Report of Polaris Inc.

This is the Conflict Minerals Report of Polaris Inc. (“Polaris,” the “Company”, “we” or “us”) for calendar year 2022 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).

Introduction

For calendar year 2022, we determined that gold, tin, tantalum, and tungsten (“3TG”) were necessary to the functionality or production of products that were manufactured or contracted to be manufactured by us. Therefore, we conducted a reasonable country of origin inquiry in good faith to determine whether any of the 3TG in our products originated from Conflict-Affected and High-Risk Areas (“CAHRAs”), such as the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”).

Based on the country of origin data, we believe the Company’s products could contain 3TG that may have originated in the Covered Countries and, therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to as “Section 1502 of the Dodd-Frank Act” or “the Rule”), due diligence was performed on the source and chain of custody of the 3TG in question to determine whether the Company’s products are “conflict free or responsibly sourced.” The Company designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TGs (the “OECD Guidance”).

In April 2014, the Securities and Exchange Commission provided written guidance that explained that only companies who elect to claim that their products are "Conflict Free" are subject to an independent private section audit. We are not making such a claim. Consequently, this report presented herein was not audited.

Conflict Minerals Program & Policy

The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. The Company adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The policy is available online on the Company’s website.

Product Description

We design, engineer and manufacture powersports vehicles which include off-road vehicles (“ORV”), including all-terrain vehicles (“ATV”) and side-by-side vehicles; snowmobiles; motorcycles; quadricycles; and boats. We also design and manufacture or source parts, garments and accessories (“PG&A”), which includes aftermarket accessories and apparel. Raw materials and other component parts are purchased from third-party suppliers. Many of our products are manufactured utilizing similar processes and similar components. Our suppliers often supply parts and components that are utilized in multiple product categories.

Reasonable Country of Origin Inquiry (RCOI)

In-scope direct suppliers were surveyed using a Conflict Minerals Common Reporting Template (“CMRT”). The CMRT is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide.

CMRTs received from our direct suppliers were reviewed for completeness and consistency of answers. Certain suppliers were requested to provide corrections and clarifications as needed. We identified a list of smelters/refiners, and their countries of origin, which may supply 3TG utilized in our manufactured products. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters/refiners which do not provide 3TG that are utilized in our manufactured products. While we believe our RCOI process was reasonably designed and performed in good faith, as we did not receive responses from all inquired suppliers the list of smelters/refiners set forth below may be incomplete.

Through our RCOI process, some suppliers disclosed to us that scrap sources of 3TG were identified in their supply chains and did not require due diligence. Additionally, some of the processing facilities named by our suppliers are not verified or audited smelters/refiners. We will continue to monitor the status of these facilities, whether they should be listed as a Polaris processing facility and, if so, the associated countries of origin.

An aggregated list of countries of origin from which the reported facilities collectively source 3TGs is provided in Appendix A, based on reasonable identification of country of origin data. It is understood that overreporting might occur which could result in the following list having more countries than those strictly relevant to the Company’s products.

Due Diligence

Design of Due Diligence Measures

We designed our due diligence measures to conform in all material respects with the five-step framework of OECD (2016) and the OECD Guidance.

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification, and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Performance of Due Diligence Measures

The due diligence measures performed include, but are not limited to, the following:

•Established internal and external resources responsible for implementing our conflict minerals compliance strategy, engaging with suppliers, and analyzing supplier responses;

•Engaged a third-party service provider to assist with evaluating supply chain information regarding 3TG, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regard to conflict minerals;

•Communicated our policy on conflict minerals and the commitments and requirement expectations to our suppliers, including completion of the CMRT questionnaire;

•Provided suppliers with conflict minerals education, training and support resources;

•Evaluated supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regard to conflict minerals;

•Developed processes to assess and respond to the risks identified in the supply chain;

•Established a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts;

•Supported the development and implementation of independent third-party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners;

•Reported to senior management on due diligence process and efforts, as well as suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts; and

•Reported supply chain due diligence on Form SD.

Results of Due Diligence

Supply chain outreach is required to identify the upstream sources of origin of 3TG. Following the industry standard process, CMRTs are sent to and requested from suppliers, who are expected to follow this process until the smelter and refiner sources are identified. We sent CMRTs to in-scope suppliers and received responses from more than a majority.

Appendix B includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TG processing facility and were operational during the calendar year 2022. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix B are likely to be more comprehensive than the list of smelters/refiners which actually processed the 3TGs contained in the Company’s products.

Steps to Improve Due Diligence

For reporting year 2023, we intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TG in the Company’s products could originate from CAHRAs:

•Continue to evaluate upstream sources through a broader set of tools to evaluate risk.

•Review new suppliers for conflict minerals conformance during initial business reviews.

•Educate and engage internal supplier management teams to increase supplier CMRT response.

•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TG.

•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Appendix A: Identified Countries of Origin

Afghanistan	Canada	Guyana	Mongolia	Slovakia
Aland Islands	Central African Republic	Honduras	Morocco	Slovenia
Albania	Chile	Hong Kong	Mozambique	South Africa
American Samoa	China	Hungary	Myanmar	South Sudan
Andorra	Colombia	India	Namibia	Spain
Angola	Congo	Indonesia	Netherlands	Sudan
Argentina	Czechia	Ireland	New Zealand	Suriname
Armenia	Democratic Republic of Congo	Israel	Nicaragua	Sweden
Aruba	Djibouti	Italy	Niger	Switzerland
Australia	Dominica	Japan	Nigeria	Taiwan
Austria	Dominican Republic	Jersey	Norway	Tajikistan
Azerbaijan	Ecuador	Kazakhstan	Panama	Tanzania
Bahamas	Egypt	Kenya	Papua New Guinea	Thailand
Barbados	Eritrea	Korea	Peru	Turkey
Belarus	Estonia	Kyrgyzstan	Philippines	Uganda
Belgium	Ethiopia	Liberia	Poland	United Arab Emirates
Benin	Finland	Liechtenstein	Portugal	United Kingdom
Bermuda	France	Lithuania	Russian Federation	United States
Bolivia	Georgia	Luxembourg	Rwanda	Uzbekistan
Brazil	Germany	Madagascar	Samoa	Viet Nam
Bulgaria	Ghana	Malaysia	Saudi Arabia	Zambia
Burkina Faso	Guam	Mali	Senegal	Zimbabwe
Burundi	Guatemala	Mauritania	Sierra Leone
Cambodia	Guinea	Mexico	Singapore

Appendix B: List of Smelters/Refiners

The Due Diligence section above discusses the process we used to identify potential smelters/refiners within our supply chain. We identified the following smelters/refiners that were designated as conformant or active under the Responsible Minerals Assurance Process (RMAP) for 2022:

Subject Mineral	Smelter or Refiner Name
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emirates Gold DMCC
Gold	Geib Refining Corporation
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.

Subject Mineral	Smelter or Refiner Name
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	SAFINA A.S.

Subject Mineral	Smelter or Refiner Name
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	AMG Brasil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS

Subject Mineral	Smelter or Refiner Name
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	DS Myanmar
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Metallic Resources, Inc.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.

Subject Mineral	Smelter or Refiner Name
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.

We identified the following smelters/refiners that have been verified as a smelter/refiner, but were not participating in the RMAP for 2022:

Subject Mineral	Smelter or Refiner Name
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	African Gold Refinery
Gold	Albino Mountinho Lda.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Caridad
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.

Subject Mineral	Smelter or Refiner Name
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	Gold Coast Refinery
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Industrial Refining Company
Gold	International Precious Metal Refiners
Gold	JALAN & Company
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	MD Overseas
Gold	Metallix Refining Inc.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren

Subject Mineral	Smelter or Refiner Name
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	QG Refining, LLC
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	Sellem Industries Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Super Dragon Technology Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Umicore Precious Metals Thailand
Gold	Yunnan Copper Industry Co., Ltd.
Tantalum	5D Production OU
Tantalum	Solikamsk Magnesium Works OAO
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Melt Metais e Ligas S.A.
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Bangka Tin Industry

Subject Mineral	Smelter or Refiner Name
Tin	PT Panca Mega Persada
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	LLC Vostok
Tungsten	Moliren Ltd.
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Unecha Refractory metals plant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.